EXHIBIT 10.1

                    SEPARATION AGREEMENT AND GENERAL RELEASE
                    ________________________________________

     THIS SEPARATION AGREEMENT AND GENERAL RELEASE ("Agreement") is entered into by and between MICHAEL P. MAY ("Employee") and SITEL CORPORATION ("Employer").

      Employer and Employee have mutually agreed to end their employer-employee relationship. This Agreement is intended to provide the terms of their mutual separation.

     1. NON-ADMISSION. This Agreement shall not in any way be construed as an admission by Employer, its officers, agents, or employees, of any wrongful or unlawful act or omission whatsoever against Employee or any other person. Employer specifically disclaims any liability to, or wrongful or unlawful act or omission against, Employee or any other person on the part of itself, its officers, agents or employees.

      2. WAIVER. As a material inducement to Employer to enter into this Agreement, Employee represents that he has not filed any lawsuits, charges, or complaints, of discrimination with any local, state or federal agency or court of law arising from his relationship with Employer, including the mutual termination of said relationship. Employee further represents that, subject to Employer's compliance with the terms of this Agreement, he will not seek to recover any monetary damages against Employer.

     3. COMPENSATION. As a material inducement to Employee to enter into this Agreement, Employer agrees to:

     (a) pay Employee the equivalent of twelve (12) months of Employee's regular salary in equal installments and on the dates which correspond to Employer's regular paydays;

     (b) purchase Employee's house in Baltimore, Maryland by June 30, 1998 for the purchase price paid by Employee therefor plus the costs paid by Employee for renovations to such house; and pay or reimburse Employee for costs incurred by Employee during the period from the date of this Agreement through June 30, 1998 for mortgage payments, insurance, real estate taxes, and utilities for such house;

     (c) reimburse Employee for the $830 in non-refundable boarding school enrollment fees paid by Employee;

     (d) continue Employee's health insurance coverage until December 31, 1998 under the same terms and conditions as existed prior to Employee's resignation;

     (e) permit Employee's continued use and possession of the vehicle presently being leased by Employer on behalf of Employee until December 31, 1998 under the same terms and conditions as existed prior to Employee's resignation; and

     (f) continue Employee's Omaha Country Club membership until December 31, 1998 under the same terms and conditions as existed prior to Employee's resignation.

With respect to any other Employer benefit plans in which Employee participated prior to his resignation, such as the Executive Wealth Accumulation Plan, Employee's participation in such plans shall end as of his resignation and Employee shall be entitled to such benefits as may be payable to him in accordance with and subject to the terms and conditions of such plans as in effect from time to time.

     4. CONSIDERATION. Employee expressly acknowledges the above payment includes consideration for the settlement, waiver, release, and discharge of any and all claims arising under the common law or under federal state or local statute, law or regulation, pertaining to employment discrimination based on race/color, religion, sex, national origin, disability, or age (Age Discrimination in Employment Act), wrongful discharge, breach of contract, infliction of emotional distress, or any other reason established by the common law or by federal, state or local laws.

     5. EFFECT ON OPTIONS. Employee also specifically acknowledges that as of the date of his mutual separation from Employer he shall accrue no additional interest or vesting in any options to purchase stock of Employer and shall be limited in his rights to exercise stock options to only those options which have fully vested prior to the date of Employee's resignation. For clarity, Employee's fully vested options are 410,724 options with an exercise price of $.0025 each remaining from the February 28, 1995 grant to Employee (the "penny options"). Such penny options shall remain outstanding and exercisable in accordance with and subject to their terms and conditions as existed prior to Employee's resignation. Employee's non-vested options, which by their terms and conditions shall terminate upon the effective date of Employee's resignation, are the 175,000 options with an exercise price of $15.50 each granted to Employee on December 26, 1996. The Voting Agreement, Irrevocable Proxy and Right of First Refusal applicable to Employee's shares of SITEL Common Stock acquired directly from the Company (and to shares acquired in the future pursuant to exercises of the penny options) shall continue in effect after the date hereof according to their existing terms and conditions.

     6. RESIGNATION. Employee hereby resigns effective immediately from all positions he holds as a director or officer of SITEL Corporation or any of its subsidiaries and as a trustee of any of SITEL Corporation's benefit plans. In view of his resignation, Employee confirms that he is unavailable for re-election to the Board at the 1998 annual stockholders meeting.

     7.    INTENT.   The  parties understand and agree that the  overriding  and controlling intent of this Agreement is to accomplish a full release of all claims or actions Employee has or might have against Employer, as well as any parent, subsidiary or affiliated company, its and their officers, agents, and employees, for any wrongful, unlawful or unfair act or omission up to and including the date of the execution of this Agreement.

     8. RELEASE. Employee, for himself and his successors and assigns, does hereby release, settle, acquit and forever discharge Employer, as well as any parent, subsidiary, or affiliated company, its and their officers, agents and employees, or and from any and all claims, actions, causes of action, rights, demands, debts, damages, or any action of whatever nature arising from or during Employee's relationship with Employer, including the mutual termination thereof.

     9. KNOWING AND VOLUNTARY. Employee expressly acknowledges that he understands all the provisions of this Agreement and that he is knowingly and voluntarily entering into this Agreement. Employee further acknowledges that Employer has encouraged and given him the opportunity to thoroughly discuss all aspects of this Agreement with his attorney and other advisor before signing this Agreement.

     10. GOVERNING LAW. This Agreement is made and entered into in the State of Nebraska and shall in all respects be interpreted, enforced, and governed under the laws of said State. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties hereto.

     11. EFFECT OF INVALIDITY. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal, invalid, void, or unenforceable, the legality, validity and enforceability of the remaining parts, terms, or provisions shall not be affected thereby, and any said illegal, unenforceable or invalid part, term or provision shall be deemed not a part of this Agreement.

     12. ENTIRE AGREEMENT. This Agreement sets forth the entire agreement between the parties and, unless otherwise specified herein, fully supersedes any and all prior agreements or understandings between the parties as to Employee's employment, except as expressly provided in Paragraph 5 and as provided below in this Paragraph 12: (a) Employee acknowledges his continuing obligations to comply with the provisions of the Confidentiality and Non-Competition Agreement between Employer and Employee dated February 27, 1995 (the "February 1995 Non-Compete"), which agreement remains in full force and effect. Employer agrees that the 18 month period specified in Section 2 of the February 1995 Non-Compete shall commence with the date of Employee's resignation. Employer and Employee agree that the non-competition and confidentiality provisions found in paragraphs 8 and 9 of that certain Employment Agreement dated September 25, 1992 (the "Superseded Non-Compete") are expressly superseded at this time by the February 1995 Non-Compete but acknowledge that the consideration received by Employee for the February 1995 Non-Compete shall be deemed to include not only the consideration recited therein and the additional consideration stated in Paragraph 3 of this Agreement but also the consideration Employee received for the Superseded Non-Compete. (b) Employer and Employee specifically acknowledge that the Indemnification Agreement dated in September 1995 relating to Employee's service as an officer and director remains in effect according to its existing terms and conditions.

     13. OPPORTUNITY TO REVIEW. Employee expressly acknowledges that Employer has advised him that he may take up to twenty-one (21) days in which to review the terms of this Agreement, and that following his execution of this Agreement, he has an additional seven (7) days in which to revoke his agreement. Any such revocation shall not affect the resignations tendered by Employee pursuant to Paragraph 6, which shall remain in full force and effect from the date thereof.

                            [Signature page follows]

SIGNATURE PAGE TO
_________________
                    SEPARATION AGREEMENT AND GENERAL RELEASE



     EXECUTED effective the 12th day of May, 1998.


                                   Employee:



                                   /S/ MICHAEL P. MAY-------------------------
                                   ___________________________________________
                                   MICHAEL P. MAY


                                   Employer:

                                   SITEL CORPORATION



                                   By: /S/ JAMES F. LYNCH---------------------
                                       _______________________________________
                                   James F. Lynch
                                   Title:  Chairman